GODFREY & KAHN, S.C.
                           ATTORNEYS AT LAW
                        780 North Water Street
                      Milwaukee, Wisconsin 53202
             Phone (414) 273-3500 Fax (414) 273-5198


                                          February 21, 2002

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Strong High-Yield Municipal Bond Fund, Inc.

Ladies and Gentlemen:

We represent Strong High-Yield Municipal Bond Fund, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 19 (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-66838; 811-7930) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

                                                Very truly yours,

                                                GODFREY & KAHN, S.C.

                                                /s/ Susan M. Hoaglund

                                                Susan M. Hoaglund